UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2016

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2016, RAIT CRE Conduit II, LLC (the “Seller”), RAIT Financial Trust (“RAIT”) (as guarantor under the UBS MRA (defined below), UBS Real Estates Securities Inc., (the “Assignor”), and UBS AG, (the “Assignee”), entered into Assignment and Amendment No. 6 (the "UBS Assignment & Amendment ") to the Master Repurchase Agreement dated as of January 24, 2014 (as previously amended, the "UBS MRA") among such parties. The UBS Assignment & Amendment assigned the Assignor’s interest in the UBS MRA and related documents and transactions to the Assignee on the terms and subject to the conditions set forth in the UBS Assignment & Amendment.  On October 20, 2016, RAIT entered into the Assignment and Reaffirmation of Guaranty (the “UBS Assignment & Reaffirmation of Guaranty”) with the Assignor and the Assignee relating to RAIT’s guaranty dated as of January 24, 2014 (the “Guaranty”) under the UBS MRA.  The UBS Assignment & Reaffirmation of Guaranty assigned the Assignor’s interest in the Guaranty to the Assignee on the terms and subject to the conditions set forth in the UBS Assignment & Reaffirmation of Guaranty.

The summary in this report of the documents filed as exhibit 10.1 and 10.2 hereto does not purport to be complete and is qualified in its entirety by reference to the full text of such documents which are incorporated herein by reference. Such exhibits have been filed solely to provide information regarding their terms. Such exhibits may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such document or such other date as is specified therein and (iv) may have been included in such document for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 8.01.  Other Events.

Effective October 18, 2016, Scott F. Schaeffer resigned his position as chairman of the board of trustees of RAIT, or the board.  Mr. Schaeffer remains a trustee serving on the board and the chief executive officer of RAIT.  Upon the recommendation of the nominating and governance committee of the board, the board, effective October 18, 2016, appointed Michael J. Malter to replace Mr. Schaeffer as chairman of the board.  Mr. Malter has served as an independent trustee of RAIT since November 2015.  RAIT’s lead trustee charter provides that its lead trustee is appointed for a term ending, among other things, when the board elects a chairman that is an independent trustee.  As a result of the appointment of Mr. Malter to serve as chairman of the board, the term of RAIT’s current lead trustee, Murray Stempel III, ended.  Mr. Stempel remains a trustee serving on the board.  The membership of the board did not change as a result of these changes.

Press Release

RAIT issued a press release on October 24, 2016 announcing a new chairman of RAIT’s board of trustees. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

October 24, 2016	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1

Assignment and Amendment No. 6 to Master Repurchase Agreement and Assignment and Amendment No. 4 to Pricing Letter, dated October 20, 2016 among RAIT CRE Conduit II, LLC, as seller, UBS Real Estate Securities Inc., as assignor, UBS AG, as assignee, and RAIT Financial Trust, as guarantor.

10.2	Assignment and Reaffirmation of Guaranty, dated October 20, 2016 among UBS Real Estate Securities Inc., as assignor, UBS AG, as assignee, and RAIT Financial Trust, as guarantor.
99.1	Press Release